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                           ARTICLES OF INCORPORATION
                                      OF
                             POPE JEEP-EAGLE, INC.


                                   ARTICLE I

         The name of the Corporation is: POPE JEEP-EAGLE, INC.

                                  ARTICLE II

         The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                  ARTICLE III

         The Corporation shall have perpetual duration.

                                  ARTICLE IV

         The Corporation is organized as a corporation for profit and may engage in any lawful activity and have any purpose not specifically prohibited to corporations under the applicable laws of the State of Georgia and shall be authorized to carry on any lawful business and to take any lawful actions necessary in connection therewith or incident thereto.

                                   ARTICLE V

         The Corporation shall have authority, to be exercised by its Board of Directors, to issue 10,000 shares of voting Common Stock of the par value of $1.00 per share. The Corporation may purchase its own shares out of unrestricted and unreserved earned surplus and capital surplus available therefor and otherwise as provided by law. The Board of Directors of the Corporation may, from time to time, and in its discretion, distribute to its shareholders out of the capital surplus of the Corporation a


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portion of its assets, in cash or property. Shareholders of the Corporation shall not have any pre-emptive right to acquire unissued shares of the Corporation.

                                  ARTICLE VI

         The Corporation shall not commence business until it shall have received at least Five Hundred Dollars ($500.00) in payment for the issuance of shares of stock.

                                  ARTICLE VII

         The initial registered office of the Corporation shall be at 1360 Peachtree Street, N.E., Two Midtown Plaza, Suite 1500, Atlanta, Georgia 30309-3209. The initial registered agent of the Corporation shall be Charles D. Ganz.

                                 ARTICLE VIII

         The initial Board of Directors shall consist of three members, whose names and address are:

                        G. Richard Pope
                        6130 Memorial Drive
                        Stone Mountain, Georgia 30083

                        Neal Q. Pope
                        4420 Buford Highway
                        Atlanta, Georgia 30341

                        James A. Pope
                        4420 Buford Highway
                        Atlanta, Georgia 30341

                                  ARTICLE IX

         Directors of the Corporation shall have no personal liability for monetary damages to the Corporation or to its shareholders for breach of duty of care or any other duty as a director, except (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for


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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in
Section 14-2-154 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derives an improper personal benefit.

                                   ARTICLE X

         Any action required by the Georgia Business Corporation Code to be taken at a meeting of the shareholders of the Corporation or which may be taken at a meeting of the shareholders may be taken without a meeting if written consent, setting forth the action so taken, is signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted.

                                  ARTICLE XI

         The name and address of the incorporator is G. Richard Pope, 6130 Memorial Drive, Stone Mountain, Georgia 30083.



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         IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation, this 13th day of October, 1987.


                                    /s/ Diana J. P. McKenzie
                                    -------------------------------------------
                                    Diana J. P. McKenzie,
                                    Attorney for Incorporator
                                    WILDMAN, HARROLD, ALLEN, DIXON & BRANCH
                                    15th Floor - Two Midtown Plaza
                                    1360 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309-3209


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                    CONSENT TO SERVE AS A REGISTERED AGENT


         The undersigned hereby consents to serve as Registered Agent for POPE JEEP-EAGLE, INC. until further notice shall be given to the Secretary of State of Georgia.

Dated:   October 12, 1987

                                    /s/ Charles D. Ganz
                                    ------------------------------------------
                                    Charles D. Ganz

                                    Address:
                                    WILDMAN, HARROLD, ALLEN, DIXON & BRANCH
                                    1360 Peachtree Street, N.E.
                                    Two Midtown Plaza
                                    Suite 1500
                                    Atlanta, Georgia 30309-3209